Exhibit 10.14(b)

ESMARK INCORPORATED

2008 MANAGEMENT INCENTIVE PLAN - MIP

NAME

TITLE

MIP INCENTIVE PAYOUT AS A % OF SALARY

Threshold Bonus % (80% of Goals)	Target Bonus % (100% of Goals)	Maximum Bonus % (120% of Goals)
20%	40%	80%

Company Performance Objective

MIP Trigger: Net Income Positive

and

Esmark Incorporated Performance Objective: EBITDA of $129 Million

Shareholder Performance Objective

Meet or Exceed an Increase in Shareholder Value of 15% (Starting point as of 12/31/07)

NAME

TITLE

Individual Performance Objectives

1.

2.

3.

5.

6.

Board of Director Approval: April 29, 2008

2